| Coopers                             | Coopers & Lybrand L.L.P.
| &Lybrand                            | a professional services firm


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the  inclusion  in this  registration  statement  on Form S-4
(File No. 333- ) of our report dated May 23, 1996, on our audits of the consolidated financial statements of financial condition of Central Jersey Financial Corporation and subsidiary as of March 31, 1996 and 1995 and the related consolidated statements of operations, stockholders equity and cash flow for each of the years in the three-year period ended March 31, 1996. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand LLP
New York, New York
August 5, 1996